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                                                                   EXHIBIT 10.14


                                 EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT is made effective for all purposes and in all respects as of the 2nd day of July, 1997, by and between ANALYTICAL SURVEYS, INC., a Colorado corporation (hereinafter referred to as the "Employer" or the "Corporation"), and John J. Dillon, III (hereinafter referred to as the "Employee")

WITNESSETH THAT:

     WHEREAS, Employee has been employed by MSE Corporation, an Indiana corporation (hereinafter referred to as "MSE"); and

     WHEREAS, Employer wishes to retain the services of Employee, and Employer and Employee wish to formalize the terms and conditions of their agreements and understandings, and to continue the term of Employee's employment hereunder;

     NOW, THEREFORE, in consideration of the foregoing of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.   Term of Employment.
     ------------------

     This employment agreement shall supersede all prior employment agreements written or verbal. The term shall commence on July 2, 1997, and shall continue until June 30, 1999, unless sooner terminated in accordance with the provisions of Paragraph 6, and shall be reviewed annually after the initial term referenced above.

2.   Duties of Employee.
     -------------------

     2.1 It is understood and agreed that Employee's principal duties on behalf of Employer at the date of execution hereof are and shall be as Chief Administrative Officer of the Corporation. In accepting employment by Employer, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer whatever duties are necessary and required in his position as Senior Vice President, Chief Administrative Officer. The Employee will report directly to the Chief Executive Officer. Employer agrees that it will not relocate Employee from his current employment in Indianapolis, Indiana, without Employee's prior consent.

     2.2 Employee covenants and agrees that at all times during the term of this Agreement, Employee shall devote his full-time efforts to his duties as an employee of the Employer. Employee further covenants and agrees that he will not, directly or indirectly, engage or


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participate in any activities at any time during the term of this Agreement in conflict with the best interests of Employer.

3.   Compensation
     ------------

     3.1   Salary. As compensation for the services to be rendered by Employee
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for Employer under this Agreement, Employee shall be paid not less than the following base annual salary, during the term hereof: $125,000, plus annual increases and bonuses, if any, voted him by the Board of Directors of Employer.

     3.2   Bonus. Employee shall be a participant in the Analytical Surveys,
           -----
Inc. bonus plans in effect and on substantially the same basis as other executive officers of the corporation as approved by the Board of Directors; provided, that required accounting principles shall not negatively impact the amount of Employee's bonus.

     3.3   Salary Review. Employee's salary will be reviewed annually in
           -------------
January, commencing January, 1998.

4.   Additional Benefits.
     -------------------

     In addition to, and not in limitation of, the compensation referred to in Paragraph 3, Employee shall be paid the following additional benefits during the term hereof:

     4.1   Reimbursement. Reimbursement of all reasonable expenses incurred by
           -------------
him in connection with performance of his duties shall be made upon submission of vouchers in accordance with the corporation policies in effect from time to time. Reasonable expenses shall include, but not limited to all out-of-pocket expenses for entertainment, travel, meals, lodging, automobile expense, professional fees, professional dues and the like incurred by him in the interest of the Employer.

     4.2   Participation in Benefit Plans. Employee shall be a participant, to
           ------------------------------
the extent he meets all eligibility requirements of general application to senior executives of the Corporation, in any and all plans maintained by the Corporation to provide benefits for its employees, at least to the extent specified in the MSE Corporation's Flexible Benefits Workbook, amended November, 1996, a copy of which has been given to Employee. Benefits shall include, but not limited to, group term life insurance, health care insurance, short-term disability, long-term disability, 401K plan, and health care and dependent care expense accounts which allow the use of pre-tax dollars for payment of those expenses. However, while reasonable Employee contributions may be required and reasonable increases may be made in deductible amounts, the maximum insurable benefits under such plans shall at no time be materially less than those in effect for all other officers of the Corporation.

Changes in the Corporation Benefit Plan may affect the level of participation by the employee and will be reviewed in accordance with the annual review specified in Paragraph 1 "Term of

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Employment." At no time will such benefit participation be less than those in effect for all other officers of the Corporation.


     4.3  Vacations. Employee shall be entitled to vacations of not less than
          ---------
four (4) weeks per year, in accordance with the Corporation's regular vacation policies established for senior executives; provided, that Employee may accrue any unused vacation time from year to year, and upon termination of employment will be compensated for any unused vacation time. Unused vacation time may be deferred to the following year up to a maximum of two years accrual. Any specific vacation of more than two (2) weeks duration shall be approved in advance by the Chief Executive Officer.

     4.4  Other Perquisites. Employee shall be entitled to such additional
          -----------------
perquisites as may be customarily granted by the Corporation to senior executives, as set forth by the Corporation's Employee Handbook. In addition, Corporation will continue to provide Employee with the use of an automobile of similar nature to the one currently provided at the commencement of the term of this Agreement, and Employer will maintain payments of dues and business related expenses associated Employee's country club membership. Employer will also reimburse Employee for the purchase of season tickets to Indiana Pacers basketball games, most of which are used for corporate marketing purposes.

     4.5  Disability Payments. In the event of the Employee's  disability,
          -------------------
Employee's salary in effect at the time of his disability shall continue to be paid to the Employee, or to his designee, in accordance with existing Corporation executive benefit plans, or from the date of Employee' termination by reason of disability. For the purposes of this Employment agreement, the obligations of the Employer to make the payments upon the disability of Employee shall not become effective, unless and until all of the following conditions are met, as determined by an independent physician selected by the Board of Directors and subject to reasonable consent by Employee: (1) Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him in accordance with his obligations under Paragraph 2 hereof or similar provisions of any renewal agreement; (2) such incapacities shall exist or be reasonably expected to exist for more than ninety (90) days in the aggregate during the period of twelve (12) consecutive months; (3) either Employee or Employer shall have given the other thirty (30) days' written notice of his or its intention to terminate the active employment of Employee because of such disability; and, (4) Employee shall have exhausted his Short Term Disability Benefits pursuant to Paragraph 4.2 above. The benefits payable hereunder shall be in addition to, and shall not be offset against, any amounts paid to Employee or his designee by reason of insurance benefits pursuant to Paragraph 4.2 above.

     4.6  Life Insurance. At Employee option, Employee shall be provided with a
          --------------
life insurance policy in the amount of $150,000 (provided he can meet the medical conditions for such coverage), payable to such beneficiaries as he shall designate, with an additional $150,000 of accidental death coverage, with the cost of such policies borne by Employer. Should the

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Employee fail to meet medical ratings for insurance resulting in higher cost then Employee will pay for the excess charge above and beyond reasonable expectations. Such coverage shall be in addition to Life Insurance coverage maintained by Employee pursuant to Paragraph 4.2 above.

Should the Employee cease to be employed by the corporation, the Employee may assume the entire cost of the premium. Further, the Employee has assignability under the policy.

5.   Disclosure of Information.
     -------------------------

     Employee acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients. As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Paragraph 3, as well as any additional benefits stated Paragraph 4, Employee covenants and agrees that he shall not, other than in the ordinary course of business, at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever or appropriate to his own use or to the use of others any confidential information that has been obtained by, or disclosed to him, as a result of his employment by Employer, unless required to do so by court order or other similar circumstances, or unless authorized by the Board of Directors.

6.   Termination.
     -----------

     6.1   Termination by Either Party Without Cause. At any time during  the
           -----------------------------------------
term hereof, this Employment Agreement may be terminated "without cause" by either Employer or Employee upon written notice to the other party.

           (A) In the event of such termination "without cause" by Employee, Employer shall have the option either (a) to accept Employee's resignation, effective immediately on receipt of such notice; or (b) to require Employee to continue to perform his duties hereunder, for a period not to exceed six (6) months from the date of receipt of such written notice. In either event, the Employee' 5 compensation and benefits hereunder shall continue only until the effective date of termination, as defined in Paragraph 6.4 below.

           (B) In the event of such termination "without cause" by Employer, Employee shall be continued on the payroll for twenty-four (24) months, and shall receive bonuses equal to those received by him during the twenty-four (24) months prior to termination. Such severance pay shall be paid to him in twenty-four (24) equal, successive monthly payments, beginning on the first day of the month immediately following the effective date of termination. Employee shall also be continued under all group benefit plans for a period of twenty-four (24) months from the effective date of termination, as defined in paragraph 6.4 (A) below.

     6.2  Termination by Employer for Cause. Notwithstanding any other provision
          ---------------------------------
hereof, Employer may terminate Employee's employment under this Agreement at any time for cause.

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The termination shall be effective by written notice thereof to the Employee, which shall specify the cause for termination. For purposes hereof, the term "cause" shall mean the failure of Employee for any reason, within thirty (30) days after receipt by Employer of written notice from Employee, to correct, cease, or otherwise alter any action or omission to act that constitutes a material and willful breach of Agreement likely to result in material damage to the Corporation, or willful gross misconduct likely to result in material damage to the Corporation.

     Upon such termination for cause by Employer, Employee shall not receive termination pay or benefits beyond the effective date of termination, as defined in Paragraph 6.4(B) below.

     6.3  Termination by Employee for Cause. Notwithstanding any other
          ---------------------------------
provision hereof, Employee may resign his employment under this Agreement at any time for cause. The termination may be by written notice thereof to Employer, which shall mean the failure of Employer for any reason, within thirty (30) days after receipt by Employer of written notice from Employee, to correct, cease or otherwise alter any adverse change in the conditions of Employee's employment caused by (a) a change in ownership of the corporation; to include but not exclusively the corporation sells all or a portion of MSE effecting the Employee, the corporation ceases to be a public company, or the corporation is purchased by another public or private company, or (b) any other breach of this Agreement by Employer.

     Upon such termination for cause by Employee, Employee shall be continued on the payroll for twenty-four (24) months from the effective date of termination (as defined in Paragraph 6.4 (b) below) at his then current salary without further responsibilities to the Corporation. Employee shall also be continued under all group benefit plans for a period of twenty-four (24) months from the effective date of termination.

     6.4  Effective Date of Termination.
          -----------------------------

          (A) The effective date of termination, as used in Paragraph 6.1 with respect to termination "without cause", shall be the date on which Employee actually ceases to perform his duties hereunder.

          (B) The effective date of termination, as used in Paragraph 6.2 and
6.3 with respect to termination "for cause", shall be thirty (30) calendar days after the date on which Employee receives or gives written notice of termination.

     6.5  Limitation on Severance Compensation. Notwithstanding any other
          ------------------------------------
provision of the Agreement, solely in the event of a Termination Upon a Change In Control, the aggregate of the amount of severance compensation paid to the Employee under the Agreement or otherwise, but exclusive of any payments to the Employee by virtue of the Employee's exercise of any right or payment of any kind under any incentive or benefit plan upon a change in control, shall not include any amount that the Employer is prohibited from deducting for federal income tax purposes; by virtue of Section 280G of the Internal Revenue Code or any successor provision.


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     6.6  Covenant Not to Compete. During any applicable period specified in
          -----------------------
Paragraph 6 (and for six months if a termination under Paragraph 6.2 occurs), the Employee shall not directly or indirectly own, control, operate, manage, consult, own shares in, be employed by, or otherwise participate in any sole proprietorship, corporation, partnership or entity whose primary business is the same or similar to the business of the Corporation.

     This covenant of non-competition has been negotiated and agreed to by and between the Employer and Employee with full knowledge of, and pursuant to the requirements of applicable law, and is deemed by both parties to be fair and reasonable under terms of that statue.

7.   Other Business Activities.
     -------------------------

     During the period of his employment under this Agreement, the Employee shall not be employed by or otherwise engage or be interested in any business whether or not in competition with the Corporation, or with any of its subsidiaries or affiliates, with the following exceptions:

     (A) Employee's investments in any business shall not be considered a violation of this paragraph, provided that such business is not in competition with the Corporation and the Employee does not render controlling management or other personal services to such business;

     (B) Employee may consult with other businesses not in competition with the Corporation, provided that each such consulting job shall be expressly considered and approved or disapproved in advance by the audit committee of the Board of Directors.

8.   Indemnification.
     ---------------

     Employer will not amend its articles or bylaws or the articles or bylaws of MSE in such a manner as to adversely affect any right to indemnification of Employee that exists as of the date of this Agreement.

9.   Burden and Benefit.
     ------------------

     This Agreement shall be binding upon, and shall inure to the benefit of, Employer and employee, and their respective heirs, personal and legal representatives, successors, and assigns and shall be expressly binding upon and inure to the benefit of any person or entity assuring the Corporation, by merger, consolidation, purchase of assets or stock or otherwise.

10.   Governing Law.
      -------------

     It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Indiana.

11.   Severability.
      ------------

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     The provisions of this Agreement, including particularly but not solely, the provisions of Paragraphs 5 and 6, shall be deemed severable, and the invalidity or unenforceability of any one of more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

12.   Notice.  Any notice required to be given shall be sufficient if it is in
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writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to the residence in the case of Employee, and to its principal office in the case of Employer.

13.   Entire Agreement.
      ----------------

     This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

14.   Counterparts.  The Agreement may be executed in two or more counterparts,
      ------------
any one of which shall be deemed the original without reference to the others.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

     EMPLOYER

ATTEST:                                  ANALYTICAL SURVEYS, INC.
                                         a Colorado corporation

_____________________________            by: ____________________________
                                              President



                                         EMPLOYEE:

                                         ________________________________



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